Exhibit (h)(16)

Form of

EXPENSE LIMITATION AGREEMENT

This EXPENSE LIMITATION AGREEMENT (the “Agreement”) is between Massachusetts Mutual Life Insurance Company, a Massachusetts life insurance company (the “Manager”), and MassMutual Premier Funds, a Massachusetts business trust (the “Trust”), effective as of the [        ] day of [        ], 2012.

WHEREAS, the Trust is an open-end management investment company registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940, as amended;

WHEREAS, MassMutual Premier Money Market Fund, MassMutual Short-Duration Bond Fund, MassMutual Premier Inflation-Protected and Income Fund, MassMutual Core Bond Fund, MassMutual Diversified Bond Fund, MassMutual Premier High Yield Fund, MassMutual Premier International Bond Fund, MassMutual Premier Balanced Fund, MassMutual Premier Main Street Fund, MassMutual Premier Capital Appreciation Fund, MassMutual Premier Discovery Value Fund, MassMutual Premier Main Street Small/Mid Cap Fund, MassMutual Premier Small/Mid Cap Opportunities Fund, MassMutual Premier Global Fund, MassMutual Premier Focused International Fund and MassMutual Premier Strategic Emerging Markets Fund (the “Funds”) are each a series of the Trust;

WHEREAS, the Manager is an investment adviser registered with the Commission as such under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Trust has appointed the Manager as its investment manager for the Funds and the Manager has agreed to act in such capacity upon the terms set forth in the relevant Investment Management Agreements;

NOW THEREFORE, the Trust and the Manager hereby agree as follows:

1. Expense Limitation

The Manager agrees to (i) waive management fees or other expenses of the Funds and (ii) cap the fees and expenses of the Funds (other than extraordinary litigation and legal expenses, Acquired Fund fees and expenses, interest expense, short sale dividend and loan expense, or other non-recurring or unusual expenses such as, for example, organizational expenses and shareholder meeting expenses) through February 28, 2013 at the following amounts. This agreement can only be terminated by mutual consent of the Board of Trustees of the Trust on behalf of the Funds and the Manager.

MassMutual Premier Money Market Fund

Other Expense Fee Waiver
Class A shares	0.22%

MassMutual Premier Short-Duration Bond Fund

Management Fee Waiver
Class Z shares	0.14%
Class S shares	0.14%
Class Y shares	0.14%
Class L Shares	0.14%
Class A Shares	0.14%

Class N Shares	0.14%

MassMutual Premier Inflation-Protected and Income Fund

Management Fee Waiver
Class Z shares	0.13%
Class S shares	0.13%
Class Y shares	0.13%
Class L shares	0.13%
Class A shares	0.13%
Class N shares	0.13%

MassMutual Premier Core Bond Fund

Management Fee Waiver
Class Z shares	0.18%
Class S shares	0.18%
Class Y shares	0.18%
Class L shares	0.18%
Class A shares	0.18%
Class N shares	0.18%

MassMutual Premier Diversified Bond Fund

Management Fee Waiver
Class Z shares	0.17%
Class S shares	0.17%
Class Y shares	0.17%
Class L shares	0.17%
Class A shares	0.17%
Class N shares	0.17%

MassMutual Premier High Yield Fund

Management Fee Waiver
Class Z shares	0.10%
Class S shares	0.10%
Class Y shares	0.10%
Class L Shares	0.10%
Class A Shares	0.10%
Class N Shares	0.10%

MassMutual Premier International Bond Fund

Expense Cap
Class S shares	0.75%
Class Y shares	0.80%
Class L shares	0.95%
Class A shares	1.20%

MassMutual Premier Balanced Fund

Other Expense Fee Waiver
Class S shares	0.02%
Class Y shares	0.02%
Class L shares	0.02%
Class A shares	0.02%

MassMutual Premier Main Street Fund

Expense Cap
Class S shares	0.71%
Class Y shares	0.76%
Class L shares	0.91%
Class A shares	1.16%
Class N shares	1.46%

MassMutual Premier Capital Appreciation Fund

Expense Cap
Class S shares	0.71%
Class Y shares	0.82%
Class L shares	0.97%
Class A shares	1.09%
Class N shares	1.46%

MassMutual Premier Discovery Value Fund

Expense Cap
Class S shares	0.93%
Class Y shares	1.00%
Class L shares	1.15%
Class A shares	1.40%
Class N shares	1.70%

MassMutual Premier Main Street Small/Mid Cap Fund

Expense Cap
Class S shares	0.69%
Class Y shares	0.79%
Class L shares	0.89%
Class A shares	1.14%

Class N shares	1.49%

MassMutual Premier Small/Mid Cap Opportunities Fund

Expense Cap
Class S shares	0.69%
Class Y shares	0.79%
Class L shares	0.89%
Class A shares	1.14%

MassMutual Premier Global Fund

Expense Cap
Class S shares	0.89%
Class Y shares	1.03%
Class L shares	1.14%
Class A shares	1.43%
Class N shares	1.52%

MassMutual Premier Focused International Fund

Management Fee Waiver
Class Z shares	0.10%
Class S shares	0.10%
Class Y shares	0.10%
Class L shares	0.10%
Class A shares	0.10%
Class N shares	0.10%

MassMutual Premier Strategic Emerging Markets Fund

	Management Fee Waiver	Expense Cap
Class Z shares	0.15%	0.99%
Class S shares	0.15%	1.15%
Class Y shares	0.15%	1.25%
Class L shares	0.15%	1.40%
Class A shares	0.15%	1.65%

IN WITNESS WHEREOF, the Trust and the Manager have caused this Agreement to be executed on the [        ] day of [        ], 2012.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:
Eric Wietsma, Senior Vice President
MASSMUTUAL PREMIER FUNDS on behalf of each of the Funds

By:
Nicholas Palmerino, CFO and Treasurer